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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF OMNIPOINT CORPORATION

- --------------------------------------------------------------------------------
             NAME                            STATE OF INCORPORATION
- --------------------------------------------------------------------------------
Omnipoint Finance Holding, LLC                      Delaware

Omnipoint Holdings, LLC                             Delaware

Omnipoint Finance LLC                               Delaware

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


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